Exhibit 99.1

           Uranium Resources, Inc. Joins Russell 3000 Index

    LEWISVILLE, Texas--(BUSINESS WIRE)--June 25, 2007--Uranium Resources, Inc. (NASDAQ:URRE) joined the broad-market Russell 3000(R) Index when Russell Investment Group reconstituted its comprehensive set of U.S. and global equity indexes after the market closed on Friday, June 22, 2007. Membership in the Russell 3000, which remains in place for one year, also means automatic inclusion in the small-cap Russell 2000(R). Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.

    Paul Willmott, Chairman and CEO of Uranium Resources, Inc., commented, "Our success in growing our reserve base in New Mexico, improving production and productivity in Texas and listing on the NASDAQ have all helped to grow our market value enabling us to achieve this listing and the enhanced visibility that it brings."

    The Russell 3000 serves as the U.S. component to the Russell
Global Index, which Russell launched earlier this year.

    Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. An industry-leading $4 trillion in assets currently are benchmarked to them.

    ABOUT URANIUM RESOURCES, INC.

    Uranium Resources Inc. explores for, develops and mines uranium. Since it's incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings in New Mexico that includes the proposed ISR project at Churchrock. The Company acquired these properties over the past 20 years along with an extensive information database. URI's strategy is to capitalize on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships.

    ABOUT RUSSELL INVESTMENT GROUP

    Russell Investment Group aims to improve financial security for people by providing strategic advice, world-class implementation, state-of-the-art performance benchmarks, and a range of institutional-quality investment products. With more than $200 billion in assets under management, Russell serves individual, institutional and advisor clients in more than 40 countries. Russell provides access to some of the world's best money managers. It helps investors put this access to work in corporate defined benefit and defined contribution plans, and in the life savings of individual investors.

    Founded in 1936, Russell is a subsidiary of Northwestern Mutual Life Insurance Company. Headquartered in Tacoma, Wash., U.S., Russell has principal offices in Amsterdam, Auckland, Hong Kong, Johannesburg, London, Melbourne, New York, Paris, San Francisco, Singapore, Sydney, Tokyo and Toronto.

    Russell's indexes are unmanaged and cannot be investing in directly. For more information on Russell indexes, go to www.russell.com.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's reserves and mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

    CONTACT: Kei Advisors LLC
             Investor Contact:
             Deborah K. Pawlowski/James M. Culligan
             716-843-3908 / 716-843-3874
             dpawlowski@keiadvisors.com/jculligan@keiadvisors.com
             or
             Media Contact:
             Kristin Jensen
             505-888-5877 / 505-363-1496
             kjensen@dwturner.com
             or
             Company Contact:
             Uranium Resources, Inc.
             David N. Clark, President and COO
             361-883-3990